UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: August 29, 2012
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	001-34624 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 30, 2012, Umpqua Holdings Corporation announced that it had entered into a definitive agreement to acquire Circle Bancorp. The aggregate deal value is approximately $24.9 million in cash, which includes a planned cash redemption of $3.5 million in preferred stock and the value of outstanding options and warrants. The board of directors of each company have approved this transaction. Completion of the transaction is subject to customary closing conditions, including bank regulatory approval and approval of Circle Bancorp’s common and preferred shareholders. The transaction is expected to close in the fourth quarter of 2012. Immediately following the completion of the acquisition of Circle Bancorp, Circle Bancorp’s subsidiary Circle Bank will be merged with and into Umpqua Bank.

A copy of the August 30, 2012 press release announcement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1 PRESS RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: August 30, 2012	By: /s/ Andrew H. Ognall Andrew H. Ognall Assistant Secretary